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                                                                   EXHIBIT 10.40

                                    AMENDMENT

This Amendment (the "Amendment"), dated as of January 1, 2004, hereby amends the Consulting Agreement (the "Consulting Agreement") between Glowpoint, Inc. (f/k/a Wire One Technologies, Inc.) ("Glowpoint") and Kelly Harman ("Consultant").

         WHEREAS, Glowpoint and Consultant are parties to the Consulting Agreement which, by its terms, expires on December 31, 2003; and

         WHEREAS, Glowpoint and Consultant deem it in their mutual best interests to amend the Consulting Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Consulting Agreement as follows:

Term of Consulting Agreement. The Consultant Agreement is terminable at the will of either party at any time, with or without cause, upon two weeks' prior written notice to the other party.

Extension of Options. Subject to approval by Glowpoint's Compensation Committee, the exercise period for Consultant's options to purchase 49,500 shares of Glowpoint common stock, currently scheduled to expire in January 2004, is hereby extended to January 1 2005.

Compensation. During the Initial Period (as defined below), Glowpoint agrees to pay Consultant at the hourly rate of $62.50 or the daily rate of $500, as applicable. Following completion of the Initial Period, Glowpoint agrees to pay Consultant at the hourly rate of $75 or the daily rate of $600, as applicable. For purposes of this Amendment, the "Initial Period" shall mean the period beginning on January 1, 2004 and ending when the Consultant shall have completed 320 hours (or 40 days) of work.

Glowpoint Circuit. Glowpoint agrees to continue to keep the Glowpoint circuit located at Consultant's premises operable at Glowpoint's expense through the end of the Initial Period. Thereafter, Glowpoint shall re-evaluate the need to continue to keep such circuit operable at Glowpoint's expense.

Consultant Services. In addition to the services set forth in the Consulting Agreement, Consultant shall also participate in lead generation for Glowpoint.

No Other Amendments. Except as modified by this Amendment, the Consulting Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment as of the day and year first written above.

                                       GLOWPOINT, INC.

                                       By: /s/ David C. Trachtenberg
                                           -------------------------------------
                                           David Trachtenberg
                                           President and CEO

                                           /s/ Kelly Harman
                                           -------------------------------------
                                           Kelly Harman